NEWS 1 https://ford.to/tweets https://ford.to/facebook https://ford.to/linkedin Ford Names Lawler Vice Chair With Expanded Ford+ Role; House Joins as Finance VP, to Transition Into CFO Role • John Lawler, CFO and one of the architects of the Ford+ plan, taking on broader responsibilities as vice chair to help lead on future strategy choices, fully leverage partnerships, and liaise with leaders on industry-critical policy around the globe • Sherry House joining Ford in June with experience across automotive, tech and startups, with plan to become CFO early next year as company drives profitable growth across segments, particularly EVs, software and services DEARBORN, Mich., May 10, 2024 – Ford Motor Company today announced senior leadership moves designed to build on significant progress against its Ford+ plan and speed profitable growth through a more resilient business. John Lawler, Ford’s CFO since October 2020, will initially continue in that role while also becoming vice chair, a position in which he will lead the company in areas critical to its long- term success. Additionally, Sherry House, who most recently was CFO at electric vehicle maker Lucid Motors, is joining Ford as vice president, Finance, part of a plan to succeed Lawler as CFO in early 2025. In the meantime, she will oversee financial planning and analysis as well as the finance organizations for the company’s automotive businesses: Ford Blue, Ford Pro and Ford Model e. Both assignments are effective in early June. As vice chair, Lawler will focus on: • The next phase of Ford’s strategic development, including important choices across technologies, markets, alliances and segments • All current and future global partnerships, which are increasingly vital to Ford’s customer insight, technological capabilities and competitiveness, and • Engagement with global leaders as vice chair, including in China, Southeast Asia and Europe, to advance industry-critical policy in areas vital to Ford’s strategic and commercial imperatives. “The progress we’re achieving with Ford+ enables us to make these moves and drive a new level of strategic focus and execution,” Ford President and CEO Jim Farley said. “John is an outstanding strategic business leader and can leverage his talent and global experience to help Ford compete and win in this fast-changing and extremely competitive environment.” “At the same time, Sherry adds an important leadership dimension to Ford as we urgently build a profitable EV business, generate new and recurring revenue streams, and create a more dynamic and resilient company,” Farley added. “Sherry combines deep roots and a passion for the auto industry with real-world experience in investment banking, mobility and technology, including EVs and autonomy.”

For news releases, related materials and high-resolution photos and video, visit www.media.ford.com. 2 Lawler’s vice chair assignment will take advantage of an organizationally and geographically expansive Ford career. Among past assignments, he spent nearly four years as president of Ford China during a period of record in-country performance; oversaw Ford’s autonomous vehicles business and mobility partnerships; was controller and CFO of global markets; and served in Ford of Europe. “I’m honored to take on this broader role, working with Jim to advance our global strategy and bringing my experience, knowledge and relationships to bear through Ford+,” Lawler said. “This is a great challenge with great possibilities and I’m eager to get after it.” In joining Ford, House is returning to her home state and where she began her career in a now rapidly changing auto industry – something she’s influenced directly. “I’m delighted to join such an iconic company at this exciting and important time for Ford and the industry,” House said. “In my career, I have been fortunate to work as an executive, an advisor and an investor across the automotive and technology sectors, and in venture capital and startups. I look forward to working with Ford's world-class team and to applying the breadth of my experience to help Ford compete and win." House served as CFO at Lucid Motors for nearly three years until last December, a period in which the company went public, started producing and delivering its luxury EVs, and opened manufacturing plants in the U.S. and Saudi Arabia. Prior to joining Lucid, she held several senior leadership positions at Waymo, the California-based autonomous-driving technology company, including as treasurer and, at different times, head of investor relations, corporate development and corporate finance. Earlier, House spent a decade working in venture capital, private equity and investment banking. She served two tenures at General Motors, first in product engineering, then corporate development and strategy, accounting, venture capital, and business planning and analysis. House holds master’s degrees in business administration and manufacturing engineering from the University of Michigan in Ann Arbor, and bachelor of science degrees in mechanical and industrial engineering from Kettering University in Flint, Mich. In 2022, she was named an Industry Influencer by the Automotive Hall of Fame # # # About Ford Motor Company Ford Motor Company (NYSE: F) is a global company based in Dearborn, Michigan, committed to helping build a better world, where every person is free to move and pursue their dreams. The company’s Ford+ plan for growth and value creation combines existing strengths, new capabilities and always-on relationships with customers to enrich experiences for customers and deepen their loyalty. Ford develops and delivers innovative, must-have Ford trucks, sport utility vehicles, commercial vans and cars and Lincoln luxury vehicles, along with connected services. The company does that through three customer- centered business segments: Ford Blue, engineering iconic gas-powered and hybrid vehicles; Ford Model e, inventing breakthrough EVs along with embedded software that defines exceptional digital experiences for all customers; and Ford Pro, helping commercial customers transform and expand their businesses with vehicles and services tailored to their needs. Additionally, Ford provides financial services through Ford Motor Credit Company. Ford employs about 176,000 people worldwide. More information about the company and its products and services is available at corporate.ford.com.

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